UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                       FEBRUARY 5, 2007 (FEBRUARY 2, 2007)
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                         COMPETITIVE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                                    --------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                           1-8696          36-2664428
                           ------          ----------
             (COMMISSION FILE NUMBER)     (IRS EMPLOYER IDENTIFICATION NO.)


           777 COMMERCE DRIVE, SUITE 100, FAIRFIELD, CONNECTICUT 06825
           -----------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                 (203) 368-6044
                                 --------------
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

      On February 2, 2007, at the reconvened Annual Meeting of Stockholders of the Company, the existing Board of Directors of the Company was replaced by the shareholders with the following new directors: John B. Nano, Ben Marcovitch, William L. Reali, Joel M. Evans, MD., Richard D. Hornidge, Jr. and Ralph S. Torello. The final confirmed vote by the Independent Inspectors of Election to elect the forgoing directors was 2,893,470 as opposed to 1,549,754 for the former management slate, a margin of 1,343,716 shares and a total of approximately two to one for those voting for directors.

     In addition, immediately following the stockholders meeting, the new board met and elected John B. Nano as Chairman of the Board of Directors, Chief Executive Officer and President.

     The  Board  terminated  Donald  J.  Freed  as  Chief  Executive  Officer.

     The newly elected Board appointed William L. Reali as Chairman of the Audit Committee with Richard Hornidge and Joel Evans as members. The Board appointed Ben Marcovitch as Chairman of the Nominating committee with William L. Reali and Joel Evans as members. The Board appointed Richard Hornidge as chairman of the Compensation Committee with Ben Marcovitch and Ralph Torello as members.

     Information with respect to Mr. Nano and the other newly elected officers and directors is set forth below:

     JOHN B. NANO, 62, is the newly elected President, Chief Executive Officer and Chairman of the Board of Directors. In January 2006 Mr. Nano became President and Chief Executive Officer of Articulated Technologies, LLC., a company involved in creating and commercializing patented light emitting diode technologies for global solid state lighting applications. He is currently a member of their Board of Directors. Mr. Nano was President and Chief Executive Officer of Competitive Technologies, Inc. from June 2002 until June 2005. Mr. Nano also served as Chief Financial Officer of Competitive Technologies from August 2003 to May 2004. He has a broad background in domestic and international operating experience with technology-based companies focusing on life sciences, physical sciences, digital technology and electronics. Prior to joining CTT in 2002, Mr. Nano held various executive leadership positions in operations, strategic planning, business development, M&A and finance. From 2000 to 2001, he served as a Principal reporting to the Chairman of Stonehenge Network Holdings, N.V., a global virtual private network provider, with respect to certain operating, strategic planning and finance functions. From 1998 to 1999, Mr. Nano served as Executive Vice President and Chief Financial Officer of ConAgra Trade Group, Inc., a subsidiary of ConAgra, Inc., an international food company. From 1993 to 1998, he served as Executive Vice President and Chief Financial Officer of Sunkyong America, the American subsidiary of the Sunkyong Group, a Korean conglomerate, and President of an Internet Startup Division of Sunkyong America.

     BEN MARCOVITCH, 72, was elected as a Director of the Company and appointed as Chairman of the Nominating Committee. Mr. Marcovitch has over 50 years of in-depth experience in corporate finance, financial reporting, and compliance matters. He is a financial advisor for Columbia-based Inversiones Bettana, a company involved in fruit processing for nutriceutical operations. From July 2002 to October 2003 he was with DDS Technologies Inc. as President and Chief Executive Officer, and Chairman of the Board. DDS develops biomass, disaggregation equipment for the food and beverage industry. From 2000 to 2001, he was a Director and Chairman of the Board of Findex.com, Inc., a developer, publisher and distributor of religious software products for individuals and organizations.

     From 1998 through 2000, Mr. Marcovitch was Chairman and CEO of Gemini Capital Partners, Ltd., a financial services firm established in the UK. For several years prior to that Mr. Marcovitch acted as a private investor and financial advisor. He was with Triumph Investments Company, a portfolio management firm, as Chairman and CEO from 1994 through 1996.

     From 1986 through 1998, he was Chairman and CEO of publicly-traded GNP Products, Inc., a manufacturer and distributor of natural food products throughout the US.

     As Chairman of Belgium Standard Industries, a 27-company conglomerate, Mr. Marcovitch developed and managed capital markets as well as the firm's trading activities for high growth, high and low technology companies. The investment portfolio included Sanitary Refuse Company, one of the largest waste management companies in Canada, and a division of Belgium Standard Industries. Other activities included acting as CEO of Sogevox, Inc., a peat moss company, and as CEO of Western, Allebee Oil & Gas, Inc.

     From 1963 to 1983 Mr. Marcovitch was the CEO and President of Montreal, Canada-based Budget Fuels Inc., a distributor of refined petroleum products in Eastern Canada, and the Northeastern US. Budget was sold to a major oil refinery. Mr. Marcovitch began his career in Montreal as Vice President of HY Grade Fuels, responsible for coordinating the buying, marketing, service and distribution of fuel in Montreal.

     Mr. Marcovitch has a Business degree from McGill University. He is active in various business and social organizations.

     WILLIAM L. REALI, 64, was elected as a Director of the Company and was appointed as Chairman of the Audit Committee. Mr. Reali is a Certified Public Accountant with the firm of Reali, Giampetro and Scott in Canfield, Ohio. The firm provides auditing and other related accounting and tax services to a diverse group of business clients. Mr. Reali's primary responsibility with the firm is business consulting, working with large and small national and multinational clients. He has worked with distressed companies assisting them with cost reduction, turn-around programs and re-organization. Serving as Chairman of various community associations, Mr. Reali donates a great deal of time to local organizations. Mr. Reali received his BA from Youngstown State University.

     RICHARD D. HORNIDGE, JR., 60, was elected as a Director of the Company and appointed Chairman of the Compensation Committee. Mr. Hornidge is a long time and respected stockholder of Competitive Technologies, and owner of 62,000 shares of Competitive Technologies common stock. Since February 2005, Mr. Hornidge has been a tennis professional at Willows Racquet Club in North
Andover, Massachusetts. From June 1984 through June 1989, Mr. Hornidge was President of Travis Associates, an employment agency. Mr. Hornidge was a program coordinator for Raytheon from 1973 through 1984, where he was involved in the Patriot Missile test equipment program. Mr. Hornidge received a BA from Boston University.

     JOEL M. EVANS, M.D., 46, was elected as a Director of the Company. Dr. Evans founded The Center for Women's Health in Stamford, Connecticut in June 1996 and since then has been its Director. From November 1996 to present, Dr. Evans has been a lecturer and senior faculty member of The Center for Mind Body Medicine in Washington, D.C. Dr. Evans has been featured in magazines as well as interviewed on television and radio shows across the country. Dr. Evans is an Assistant Clinical Professor at the Albert Einstein College of Medicine in New York City and helped create a clinical study at Columbia University Medical Center for use of the herb, black cohosh, in breast cancer. From November 2005 to present, Dr. Evans has been a member of the Scientific Advisory Board for Metagenics Incorporated, a nutritional supplement manufacturer. Dr. Evans brings key nutriceutical experience to the Company.

     Dr. Evans completed his undergraduate and medical studies at the Sophie Davis School of Biomedical Education of the City College of New York and the Mt. Sinai School of Medicine. He fulfilled his residency at the Albert Einstein College of Medicine.

     RALPH S. TORELLO, 68, was elected as a Director of the Company. Mr. Torello is an independent financial consultant with over 45 years' experience in the financial and venture capital field, advising various companies on their financial strategies. Included among the companies and individuals that Mr. Torello has performed consulting services for are Goodnight Audio, a full service recording studio, Patriot American Mortgage, a commercial and home mortgage company, DDS Technologies, Inc., an organic waste processor, and Coit Medical, a medical accessory marketer.

     During the eighties and nineties he handled personal ventures in oil exploration, real estate and the development of bio-organic products. During the seventies and eighties, Mr. Torello was Managing Partner of his own venture capital and development firm. During the sixties, he was Director of Financial Analysis for The Singer Company, Assistant to the President of Illinois Tool Works, Vice President of Laird Industries, and head of Investment Banking for Bay Securities in San Francisco.

     Mr. Torello received a BS from Fordham University, and holds an MBA from Harvard University.

Employment  Agreement
---------------------

     Effective February 2, 2007, the Company entered into a three-year employment agreement with Mr. John B. Nano, our Chief Executive Officer. Pursuant to the terms of the agreement, Mr. Nano will receive a minimum annual base compensation of $350,000, eligibility to participate in bonus and other employee benefit plans, and the continuation of base compensation and benefits in the event of a termination of his employment, subject to certain conditions.

     In connection with his employment agreement, Mr. Nano agreed to withdraw with prejudice the following two lawsuits which he had with the company:

John Nano v. Competitive Technologies, Inc., Docket m 3:06-cv-00817 (CFD), now pending in the United States District Court, District of Connecticut.

Competitive Technologies, Inc. v. John B. Nano, Docket m FST-CV-06-4007624-S, now pending in the Connecticut Superior Court, Judicial District of Stamford.

     In connection with the first lawsuit, the Company had recently been ordered to deposit $2,500,000 in escrow as a prejudgment remedy on behalf of Mr. Nano. Mr. Nano has agreed to terminate these lawsuits and enter into releases with the Company instead in consideration of a payment of $1,000,000 in damages (from an estimated $5,000,000 projected) and payment of his attorneys fees consisting of $650,000.

ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS

Exhibit 10.1 Employment Agreement between the Company and John B. Nano dated as of February 2, 2007

Exhibit  10.2     Press  Release  dated  February  2,  2007

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         COMPETITIVE TECHNOLOGIES, INC.
                                  (Registrant)

Dated: February 5, 2007                    By: /s/John B. Nano
                                           -------------------
                              John B. Nano
                              Chairman and Chief Executive Officer